Exhibit 99.93

October 4, 2018

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities, Service Newfoundland & Labrador

Office of the Superintendent of Securities, Government of Prince Edward Island

We refer to the short form prospectus of Village Farms International, Inc. (the company) dated October 4, 2018 relating to the sale and issue of 2,810,000 common shares.

We consent to being named in and to the use, through incorporation by reference in the above-mentioned short form prospectus, of our report dated April 2, 2018 to the shareholders of the company on the following consolidated financial statements:

•	consolidated statements of financial position as at December 31, 2017 and December 31, 2016;

•	consolidated statements of income (loss) and comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2017 and December 31, 2016;

•	related notes, which comprise a summary of significant accounting policies and other explanatory information.

We report that we have read the short form prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the consolidated financial statements on which we have reported or that are within our knowledge as a result of our audit of such financial statements. We have complied with Canadian generally accepted standards for an auditor’s consent to the use of a report of the auditor included in an offering document, which does not constitute an audit or review of the prospectus as these terms are described in the CPA Canada Handbook – Assurance.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, Canada